UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 31, 2008

OLIN CORPORATION
(Exact name of registrant as specified in its charter)

Virginia	1-1070	13-1872319
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

190 Carondelet Plaza, Suite 1530 Clayton, MO (Address of principal executive offices)	63105-3443 (Zip Code)

(314) 480-1400 (Registrant's telephone number, including area code)

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.                                Regulation FD Disclosure.

In accordance with General Instruction B.2. of Form 8-K, the following information shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended. Olin disclaims any intention or obligation to update or revise this information.

Attached as Exhibit 99.1 and incorporated herein by reference is a copy of the Company’s press release dated December 31, 2008, announcing that it has declared force majeure for products shipped from its Henderson, Nevada facility until further notice.  The force majeure was declared due to an unexpected equipment failure at the facility during an attempted start-up of the facility after a scheduled outage.   Caustic soda and chlorine manufactured at the Henderson facility are used as raw materials at Olin’s Santa Fe Springs, California and Tracy, California facilities and, consequently, Olin also declared force majeure on products shipped from those facilities.  Products impacted by this force majeure include chlorine, caustic soda, hydrochloric acid, hydrogen and bleach.

Item 9.01.                                Financial Statements and Exhibits.

Exhibit No.	Exhibit
99.1	Press Release dated December 31, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OLIN CORPORATION

By:           /s/ George H. Pain
                        Name:     George H. Pain
                        Title:       Vice President, General Counsel and Secretary

Date:  December 31, 2008

EXHIBIT INDEX

Exhibit No.	Exhibit
99.1	Press Release dated December 31, 2008